Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our reports dated February 28, 1997, with respect to the consolidated financial statements of Genta Incorporated and the financial statements of Genta Jago Technologies B.V., included in the Genta Incorporated Annual report (Form 10-K) for the year ended December 31, 1996.


                                             ERNST & YOUNG LLP


San Diego, California
September 9, 1997